EXHIBIT 10.7


                    OPERATING AGREEMENT OF KAV INVENTORY, LLC

         This OPERATING AGREEMENT (the "Agreement") is entered into and shall be effective as of September 20, 2000, between Aviation Sales Company, a Delaware corporation ("AVS") and Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom") (each of AVS and Kellstrom a "Member" and collectively the "Members").

                                    ARTICLE I

                          ORGANIZATION AND DEFINITIONS

         1.01. Organization. The Company (as defined below) was formed under the name KAV Inventory, LLC through the filing of the Certificate with the Delaware Department of State. The Company shall be governed by the laws of the State of Delaware in accordance with this Agreement.

         1.02. Name. The business and affairs of the Company shall be conducted under the name of "KAV Inventory, LLC".

         1.03. Principal Office; Registered Office; Registered Agent. The principal and registered offices of the Company will be at such location as determined by the Board. The registered agent of the Company will be such Person as may be determined by the Board.

         1.04. Term. The Company's existence shall be perpetual, unless it is sooner terminated in accordance with Article X of this Agreement.

         1.05. Definitions and Related Agreements. As used in this Agreement, the following terms have the meanings ascribed to them in this Section 1.05 and include the plural as well as the singular number:

         "Act" means the Delaware Limited Liability Company Act as it may be amended, or any subsequent Delaware law that is enacted in substitution for that law.

         "Adjusted Deficit Capital Account" means, in respect of any Member, the deficit balance in such Member's Capital Account as reduced for items described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and increased by (i) such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain (if any), and (ii) amounts a Member is obligated to restore or contribute to the Company as set forth in Treasury Regulation ss. 1.704-1(b)(2)(ii)(c).

         "Affiliate" means, with respect to any Person, all entities the financial statements of which are required to be consolidated with the financial statements of such Person in accordance with United States generally accepted accounting principles.

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         "Agreement" means this Operating Agreement, as amended from time to time. Words such as "herein," "hereafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

         "Approved Transfers" means any Transfer or series of Transfers approved in writing by Members holding two-thirds of the Units.

         "Board" means the Board of Managers of the Company. The Board shall be comprised of all of the Managers of the Company as appointed pursuant to Article VI hereof.

         "Book Gain" or "Book Loss" means gain or loss recognized by the Company for book purposes in any Fiscal Year or other period under the principles of Treasury Regulation ss. 1.704-1(b)(2)(iv) by reason of a sale or other disposition of any Company asset. Book Gain or Book Loss shall be computed by reference to the Book Value of the asset as of the date of such sale or other disposition rather than by reference to the tax basis of the asset at such date. Every reference in this Agreement to "gain" or "loss" refers to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

         "Book Value" of an asset means the gross fair market value of an asset (other than cash), as determined by the Board, transferred as a Capital Contribution to the Company or, as of any particular date, the value at which the asset is reflected on the books of the Company as of such date. The Book Value of all Company assets shall be adjusted to equal their respective fair market values, as determined by the Board, as of the following times: (i) the acquisition of an additional Company Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property or money in exchange for all or a part of the Member's Company Interest; (iii) the termination of the Company for federal income tax purposes in accordance with Section 708(b)(1)(B) of the Code; and (iv) at any other time required by Treasury Regulations ss. 1.704-l(b)(2)(iv), 1.704-2 or 1.704-3. Adjustments in accordance with clauses (i) and (ii), above, shall be made only if the Board determines that such adjustments are necessary or appropriate to reflect the economic interests of the Members in the Company. In addition, the Book Value of any Company asset distributed to any Member shall be adjusted to its market value as determined on the date of distribution.

         "Business" means the business of the Company conducted pursuant to
Article II.

         "Capital Account" means the Capital Account established for each Member and maintained in accordance with Article V hereof.

         "Capital Contribution" means the total amount of cash or fair market value of other property contributed to the equity of the Company by each Member pursuant to this Agreement, which shall be equal to the amount stipulated in writing by said Member and the Company, as determined by the Board. Any reference in this Agreement to the Capital Contribution of either a Member or any assignee of a Member includes any Capital Contribution previously made by


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any prior Member to whose Company Interest the then existing Member or assignee succeeded. The Amounts of the initial Capital Contributions of the Members are set forth in Schedule "A" hereto.

         "Certificate" means the Certificate of Formation for the Company filed with the Delaware Department of State and any amendments thereto.

         "Claims" has the meaning set forth in Section 7.02.

         "Closing Date" means the date of the execution of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as it may be amended, or any subsequent federal law concerning income tax as enacted in substitution for, or that corresponds with, such Code.

         "Company" means KAV Inventory, LLC.

         "Company Interest" means a Member's Capital Contribution and the right to receive its share of distributions, and liquidation proceeds of the Company, all in accordance with the terms of this Agreement and excludes Company Rights.

         "Company Minimum Gain" has the meaning set forth in Treasury Regulations ss. 1.704-2(d) and, as provided therein, shall generally be determined by computing, for each Nonrecourse Debt of the Company, any Profit the Company would realize if it disposed of the Company assets subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separate amounts of Profit so computed for each Nonrecourse Debt.

         "Company Rights" excludes the Company Interest of a Member, and includes, in addition to voting, consent and other rights provided in this Agreement, the rights provided to it by the Act.

         "Consent" means the consent of a Member, given as provided in Section 6.11, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "Covered Person" means a Person specified in Section 7.02.

         "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, and except as provided in Treasury Regulations ss. 1.704-3, Depreciation shall be that amount which bears the same relationship to the Book Value of such


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asset at that time as the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes bears to its adjusted tax basis at such time.

         "Fiscal Year" means the period ending on December 31 or other fiscal period selected by the Board for financial reporting and tax purposes. The fiscal year for financial reporting and tax purposes need not be the same fiscal year.

         "Gain(s)" or "Loss(es)" shall mean the gain(s) or loss(es) recognized by the Company for purposes of maintaining the Capital Accounts of the Company (computed in accordance with Federal income tax principles except that the gain on assets contributed to the Company or revalued by the Company pursuant to the Treasury Regulations promulgated under Section 704(b) of the Code shall be computed based on the value at which such assets were recorded on the books of the Company as reduced by depreciation computed based on such value) upon the sale or disposition of any property of the Company.

         "Managers" means the Persons appointed as Managers from time to time by the Members in accordance with Section 6.04 hereof.

         "Members" means the Persons designated in this Agreement as the members of the Company and any Persons who become members of the Company, pursuant to this Agreement, in the Persons" capacity as members of the Company.

         "Member Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations ss. 1.704-2(i)(3) and, as provided therein, shall generally be the amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Debt.

         "Member Nonrecourse Debt" means any Company liability to the extent such liability is nonrecourse to the Company for purposes of Treasury Regulations ss. 1.1001-2 and a Member (or related person within the meaning of Treasury Regulations ss. 1.752-4(b)) bears the economic risk of loss with respect to such liability under Treasury Regulations ss. 1.752-2.

         "Member Nonrecourse Deductions" has the meaning, and shall be determined in the manner, set forth in Treasury Regulations ss. 1.704-2(i)(2).

         "Net Book Value" means the Book Value of the assets contributed as a Capital Contribution to the Company by a Member less the liabilities to which such assets are subject.

         "Nonrecourse Debt" means any mortgage securing the Business or any other Company liability to the extent that no Member (or related person within the meaning of Treasury Regulations ss. 1.752-4(b)) bears the economic risk of loss for such liability under Treasury Regulations ss. 1.752-2.


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         "Nonrecourse Deductions" has the meaning set forth in Treasury
Regulations ss. 1.704-2(c).

         "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person.

         "Percentage Interest" means, with respect to a Member, the quotient of the number of Units held by such Member, divided by the total number of Units held by all of the Members.

         "Permitted Transfer" shall mean (i) a Transfer of Units by a Member to an Affiliate of the Member, (ii) a pledge of Units by a Member to one or more banks or other financial institutions to which such Member has pledged substantially all of its assets, (iii) a Transfer to or by any bank or financial institution referenced in (ii) above upon a foreclosure on the pledge of such Units, and (iv) any Transfer by any bank or financial institution referenced in
(ii) above following a foreclosure on such Units.

         "Person" means a natural person, corporation, trust, partnership, joint venture, association, limited liability company or other business or other legal entity of any kind.

         "Profit" or "Loss" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations ss. Section 1.704-1(b)(2)(iv) shall be subtracted from such taxable income or loss;

                  (iii) In lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

                  (iv) Book Gain or Book Loss shall be taken into account in lieu of any tax gain or tax loss recognized by the Company; and

                  (v) Items of income, gain, loss, or deduction allocated separately pursuant to Section 5.05 hereof shall be excluded from the computation of taxable income or loss.


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         If the Company's taxable income or loss for such Fiscal Year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profit for such Fiscal Year; and if negative, such amount shall be the Company's Loss for such Fiscal Year.

         "Pro Rata" means in the proportion that the item being measured for each Member bears to the total of all such items for all Members for whom a contribution, distribution, or allocation is due or being made, shared, or determined.

         "Qualified Offer" means a bona fide offer in writing from an independent third party who is not an Affiliate or an officer, director, employee or agent of the party to whom the offer is given and who must be financially capable of carrying out the terms of such bona fide offer, in a form legally enforceable against such party, and said offer must be for all cash consideration. In order to qualify as a bona fide offer, an offer must disclose the identity of the principals making the offer and be accompanied by current financial statements of the offeror prepared in accordance with generally accepted accounting principles and certified as to their accuracy in customary and acceptable form by a certified public accountant demonstrating the ability of the offeror to carry out its terms.

         "Retirement" means the occurrence of any of the following:

         (i) the withdrawal of a Member as a Member or the Transfer of Units which is not in compliance with the provisions of Article IX;

         (ii) a Member makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, files a petition or answer seeking for itself any reorganization, arrangement, compensation, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of a Member or of all or any substantial part of its properties;

         (iii) the voluntary termination, dissolution or liquidation of a Member;

         (iv) a Member is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

         (v) one hundred and twenty (120) days after the commencement of any proceeding against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed at such time;

         (vi) ninety (90) days after the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of its properties, if the appointment is not vacated at such time; or


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         (vii) in the case of an individual, death or a determination by a court that such individual is incompetent to manage his or her person or property.

         "Tax Matters Member" means Kellstrom.

         "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of.

         "Treasury Regulations" means the regulations of the United States Treasury Department pertaining to the income tax, as amended, and any successor provision thereto.

         "Units" means units of Company Interest issued to each Member hereunder, which represent each Member's Company Interest and Company Rights in the Company. Units shall be evidenced by certificates and the Company shall maintain records indicating the owners of record of the Units. The number of Units issued to each Member is set forth in Schedule "A" hereto.

                                   ARTICLE II

                      PURPOSES AND BUSINESS OF THE COMPANY;
                              RIGHTS OF THE COMPANY

         2.01. Purposes of the Company. The Company has been formed for the purpose of purchasing aircraft engines, aircraft parts and aircraft engine parts for sale through a consignment arrangement and any activities related or incident thereto.

         2.02. Authority of the Company. To carry out its purposes, the Company, consistent with and subject to the provisions of this Agreement and all applicable laws, is empowered and authorized to do any and all acts and things incidental to, or necessary, appropriate, proper, advisable, or convenient for, the furtherance and accomplishment of its purposes. Without limiting the foregoing, the Company is authorized to execute, deliver and perform the agreements listed in Schedule "B" hereto.


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

                                   ARTICLE III

                             MEMBERS, CAPITAL, UNITS

         3.01. Members. The name, mailing address, fax number and Capital Contribution of each Member, and number of Units issued to each Member, are set forth in Schedule "A" hereto, as amended from time to time. All certificates representing the Units shall bear the following legend:

               THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND RESTRICTIONS OF AN OPERATING AGREEMENT BY AND AMONG THE ISSUER AND ITS MEMBERS, AND ALL AMENDMENTS AND SUPPLEMENTS THERETO. A COPY OF SAID AGREEMENT IS ON FILE IN THE OFFICE OF THE ISSUER.

         3.02. Additional Members. Additional Members may be admitted to the Company only with the Consent of Members holding two-thirds of the Units and only on such terms as are consented to by said Members. This Agreement shall be amended to reflect the additional Members as parties, and Schedule "A" shall be amended to set forth the information relating to said additional Members, including the amount of their capital contributions and number of Units issued to the additional Members. The additional Members shall be required to execute this Agreement, as so amended.

         3.03. Company Capital; Representations and Warranties Regarding Contributions.

         (a) The Members shall make initial Capital Contributions in amounts reflected opposite each Member's name in Schedule "A" hereto.

         (b) A Member shall not receive from the Company or out of Company property and shall have no right to withdraw and demand, and the Company shall not return to a Member, any part of its Capital Contribution or Capital Account. Distributions to the Members shall be made only as expressly provided for in this Agreement.

         3.04. Liability of Members. No Member shall have any personal liability in its capacity as a Member, whether to the Company, to any of the Members, or to the creditors of the Company, for the debts, liabilities, contracts, or any other obligations of the Company, or for any losses of the Company. A Member shall be liable only to make its initial Capital Contributions as expressly provided for herein and, except as provided herein, shall not be required to lend any funds to the Company or to make any further capital contributions to the Company or to repay to the Company, any Member, or any creditor of the Company all or any fraction of any negative amount in a Member's Capital Account. If any court holds that,


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notwithstanding the provisions of this Agreement, any Member is obligated to make any payment to the Company, such obligation shall be the obligation of such Member only and not of any other Member. A Member shall have no personal liability to repay to the Company any portion of any negative amount of the Member's Capital Account.

         3.05. Defaults. Each Member, by its execution hereof, hereby acknowledges and agrees that such Member's obligation to pay any Capital Contributions at the time and in the amount described in Section 3.03(a), above, constitutes a legally enforceable obligation of such Member, and consents to the enforcement and collection of such obligation by any legal means, without the requirement of any prior accounting or other equitable procedure on the part of the Company.

                                   ARTICLE IV

                                  DISTRIBUTIONS

         4.01. Timing and Priority of Distributions. Subject to Section 7.03, the Company shall distribute cash or other property to the Members at such times as may be determined by the Board, and all such distributions shall be made to the Members in the following priorities:

               (i) First: To the Members Pro Rata in accordance with the relative positive Capital Account balance of each Member until those positive balances are reduced to zero; and then

               (ii) Second: To the Members Pro Rata in accordance with their relative Percentage Interests.

         4.02. Distributions In Kind. If the Company distributes property other than cash to its Members, the amount of such distribution shall be deemed to be equal to the fair market value of the property distributed, net of any liabilities that said property may be subject to or which may be assumed by the Members in connection therewith. Said fair market value shall be determined by the Board in good faith.

         4.03. Payments to Tax Authorities. Notwithstanding anything to the contrary in this Agreement, the Company shall withhold such amounts as may be required pursuant to the Code or any provision of any state, local or foreign law with respect to any payment, distribution or allocation of income to the Members and such withheld amounts shall be treated for all purposes of this Agreement as amounts distributed in accordance with Section 4.01 to the Members to which such withholdings are attributable. The Company shall pay over to any federal, state, local or foreign government any amounts required to be so withheld in accordance with applicable law.

         4.04. Limitation on Distributions to Members. The Company shall not distribute cash or property to any Member unless, after such distribution is made, the fair value of the


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Company's assets exceeds its total liabilities, and unless said distribution is in compliance with any loan agreements or similar documents to which the Company is subject.

                                    ARTICLE V

               CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES

         5.01. Capital Accounts. (a) A separate Capital Account shall be established and maintained for each Member in accordance with the following provisions:

          (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits, and any items thereof that are specially allocated pursuant to this Article V, and the amount of any Company liabilities that are assumed by such Member or that are secured by, or subject to, any Company property distributed to such Member.

          (ii) To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed to such Member pursuant to any provisions of this Agreement, such Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to this Article V, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by, or subject to, any property contributed by such Member to the Company.

         (b) Except as provided to the contrary in this Agreement, the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations ss. 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Board may make such modification. The Board shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Company or distributed to a Member, and (ii) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company or a Member, in the event the Board determines that such adjustments are necessary or appropriate pursuant to Treasury Regulations ss.1.704-l(b)(2)(iv). The Board also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations ss.1.704-l(b).

         (c) The Capital Account of a Member and adjustments thereto shall be allocated to the Units held by such Member to which such items relate. If a Member shall make any Capital Contributions, a Member shall designate the Units held by the Member to which such contribution shall be attributed, and notify the Company in writing of such designation within 5 days after the making of such contribution. In the absence of such written designation, the


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Board may in its discretion allocate said contribution to such Units owned by the contributing Member as it may determine. In the event of an assignment of Units, the Capital Account attributable to such Units shall be assigned to the assignee.

         5.02. Allocation of Profits. For purposes of maintaining the Capital Accounts of the Company, all Profits shall be allocated in the following priorities:

         (a) First: To the Members Pro Rata, in accordance with the negative Capital Account balances of such Members, until the negative Capital Account balance of each such Member is increased to zero; and then

         (b) Second: To the Members until the net cumulative amount allocated pursuant to this Section 5.02(b) equals the cumulative losses allocated to the Members under Section 5.03 below as reduced by the sum of (i) Net Profit and Gain allocations under this Section 5.02 for prior Fiscal Years and (ii) allocations under Section 5.02(a) for the current Fiscal Year, Pro Rata in accordance with each Member's cumulative losses; and then

         (c) Third: To the Members Pro Rata in accordance with their respective Percentage Interests.

         5.03. Allocation of Losses. For purposes of maintaining the Capital Accounts of the Company, Losses shall be allocated in the following priorities:

         (a) First: To the Members Pro Rata in accordance with each such Member's positive Capital Account balance until the positive Capital Account balance of each such Member is reduced to zero; and then

         (b) Second: To the Members Pro Rata in accordance with their respective Percentage Interests.

Notwithstanding the foregoing, the amount allocated to a Member under paragraph
(b) above may not cause the deficit balance in such Member's Capital Account to exceed the amount of the deficit balance in the Member's Adjusted Deficit Capital Account. Any Loss in excess of the limitation for a Member set forth in the preceding sentence shall be allocated under among the other Members Pro Rata in accordance with the amounts not in excess of such limitation for such Members with the balance of such Loss, if any, allocated to the Members Pro Rata in accordance with their respective Percentage Interests.

         5.04. Tax Allocations.

         (a) Except as otherwise provided in this Agreement, for Federal income tax purposes, all items of Company income, gain, loss, deduction, basis, amount realized and credit, and the character and source of such items, shall be allocated among the Members in the same manner as the corresponding items of income, gain, loss, deduction or credit are allocated to


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Capital Accounts in accordance with Sections 5.02, 5.03 or 5.05. The Company shall maintain such books, records and accounts as are necessary to make such allocations.

         (b) The Board is authorized to make, for tax purposes only, allocations of income, gain, loss or deduction or adopt conventions as are necessary or appropriate to comply with the relevant Treasury Regulations or Internal Revenue Service pronouncements under Section 704(c) of the Code, and in particular, in respect of a Capital Contribution of property other than cash and adjustments to the Book Value of Company assets at the times specified in the definition of Book Value. Allocations will be made under methods selected by the Board and in a manner consistent with Treasury Regulations ss. 1.704-3 and in conformity with Treasury Regulations ss. 1.704-l(b)(2)(iv)(f) and 1.704-l(b)(4)(i).

         5.05. Regulatory Allocations.

         (a) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations ss. 1.704-l(b)(2)(ii)(d)(4), (5) or (6) in any Fiscal Year or other period, and as a result would, but for this Section 5.05(a), have a deficit balance in its Capital Account as of the last day of such Fiscal Year or other period which is in excess of the sum of (i) the amount (if any) such Member is obligated to restore (whether under this Agreement or otherwise, and including for this purpose, without limitation, such Member's exposure with respect to debt or other obligations or liabilities of the Company) and (ii) the amount of such Member's share of Company Minimum Gain (including for this purpose such Member's share of Member Nonrecourse Debt Minimum Gain) as of such last day, then items of income and gain of the Company (consisting of pro rata portion of each item of Company income, including gross income and gain) for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years of periods) shall be specially allocated to such Member in the amount and in the proportions required to eliminate such excess as quickly as possible. For purposes of this
Section 5.05(a), a Member's Capital Account shall be computed as of the last day of a Fiscal Year or other period in the manner provided in Section 3.06 hereof, but shall be increased by any allocation of income to such Member for such Fiscal Year or other period under Sections 5.05(b) and 5.05(c) hereof.

         (b) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year or other period, each Member shall be allocated items of Company income and gain for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years or periods) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Company Minimum Gain during such Fiscal Year or other period, determined in accordance with Treasury Regulations ss. 1.704-2(g). The requirement set forth in the preceding sentence shall be subject to the exceptions and limitations referred to in Treasury Regulations ss. 1.704-2(f). This Section 5.05(b) is intended to constitute a "minimum gain chargeback" provision as described in Treasury Regulations ss. 1.704-2(f) and shall be construed so as to meet the requirements of such Treasury Regulation.


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         (c) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year or other period, each Member shall be allocated items of Company income and gain for such Fiscal Year or other period (and, if necessary, for subsequent Fiscal Years or periods) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such Fiscal Year or other period, determined in a manner consistent with the provisions of Treasury Regulations ss. 1.704(g)(2). The requirement set forth in the preceding sentence shall be subject to the exceptions and limitations referred to in Treasury Regulations ss. 1.704(i)(4). This Section 5.05(c) is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations ss. 1.704-2(i)(4), and shall be construed so as to meet the requirements of said Treasury Regulation.

         (d) Member Nonrecourse Deductions. If one or more Members bear the economic risk of loss (within the meaning of Section 1.752-2 of the Treasury Regulations) with respect to any Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated among such Members in accordance with the ratios in which such Members share the economic risk of loss for such Member Nonrecourse Debt.

         (e) Curative Allocations. The allocations set forth in Section 5.05(a) through (d) above (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations ss. 1.704-l(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss or make Company distributions. Accordingly, notwithstanding the other provisions of this Article IV but subject to the Regulatory Allocations, the Board is hereby directed to reallocate items of income, gain, deduction and loss among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Board anticipates that this will be accomplished by specially allocating other Profit and Loss (and such other items on income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. The Board shall have discretion to accomplish this result in any reasonable manner. In addition, if in any Fiscal Year or other period there is a decrease in Company Minimum Gain, or in Member Nonrecourse Debt Minimum Gain, and application of the minimum gain chargeback requirements contained in Section 5.05(b) or Section 5.05(c) would cause a distortion in the economic arrangement among the Members, the Board may, if the Board does not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirements. The Board shall make any allocation or adjustment under this
Section 5.05(e) only with the prior approval of the independent accountants for the Company.

         5.06. Allocations in Event of Assignment; Prorations.

         (a) Subject in all cases to applicable law, if there is an assignment of all or any part of a Member's Company Interest, for purposes of allocations of Profits and Losses and distributions of cash and property, the effective date of the assignment as to the Company will be: (i) in the case of a voluntary assignment under Article IX, the effective date stated in the assignment instrument or such other date as the assignor and assignee agree, but not earlier than the date the Board receives notification of the assignment; or (ii) in the case of an involuntary assignment, the date of the operative event. Distributions of cash and property shall be allocated to the Person owning the Company Interest at the time of the distribution.

         (b) In the event of the admission of a new Member, the termination of a Member's interest in the Company, or a change in the number of Units held by a Member, at any time other than the end of a Company Fiscal Year, the new Member's or remaining Members' share of the Company's Profits and Losses shall be allocated between the new Member and the other Members, or the remaining Members, as the case may be, in such manner as may be determined and elected by the Board, in its sole discretion; provided, however that the method so elected must conform to the requirements of applicable Treasury Regulations. The Board is hereby expressly authorized by all other Members to elect any method of allocation described in the preceding sentence, and this provision (along with all other provisions of this Agreement) shall be binding on all new Members.

                                   ARTICLE VI

                         MANAGEMENT; BOARD OF MANAGERS;
                 MEETINGS AND CONSENTS OF THE BOARD AND MEMBERS;
                        TRANSACTIONS WITH RELATED PARTIES

         6.01. Management Power of Board. The Board is hereby granted the right, power, and authority to do on behalf of the Company all things which are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company.

         6.02. Authority of the Members. A Member shall take no part in the management or control of the Company's business or affairs. A Member shall have no power to represent, act for, sign for or bind the Company. The Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

         6.03. Number of Managers; Qualifications. The Board shall consist of four Managers. Managers need not be Members.

         6.04. Appointment of Managers; Removal; Vacancies. Kellstrom shall have the right to appoint two Managers, and AVS shall have the right to appoint two Managers. If a Manager ceases to serve as a Manager, the Member which appointed said Manager shall appoint a successor Manager. A Manager may be removed from such office and replaced at any time by the Member which appointed him. A Manager shall continue to serve in such office until removed or until said Manager dies or resigns. The two Managers initially appointed by Kellstrom are Zivi R. Nedivi and Oscar Torres. The two Managers initially appointed by AVS are Benito Quevedo and Michael C. Brant.

         6.05. Board Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by any Manager. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting in writing at least twenty-four (24) hours before the special meeting. Members of the Board may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         6.06. Quorum; Vote Required for Action. Subject to Section 6.13, (i) at all meetings of the Board a majority of the Board shall constitute a quorum for the transaction of business. (ii) the vote of a majority of the Board shall be the act of the Board and (iii) the Board cannot approve any action at a meeting at which a quorum is not present.

         6.07. Action by Managers by Written Consent. Subject to Section 6.13, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a majority of the Board consents thereto in writing.

         6.08. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board may elect a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board deems necessary. Each such officer shall hold office until the first annual meeting of the Board after the Officer's election, or until the Officer's successor is elected and qualified or until the Officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. The Board may remove any officer with or without cause at any time. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

         6.09. Powers and Duties of Executive Officers. The officers of the Company shall have such powers and duties in the management of the Company as may be prescribed by the Board.

         6.10. Meetings of Members. Any matter requiring the consent of all or any of the Members pursuant to this Agreement may be considered at a meeting of the Members held not less than five (5) business days after Notification thereof shall have been given to all other

Members in writing by (i) Members with Company Rights and owning at least 10 percent of the Units, or (ii) any Manager. The Notification shall state the proposed action to be taken. The Company shall not be required to hold a special or annual meeting of Members. A Member may issue a proxy or power of attorney to any Person to act on its behalf at any meeting, and the actions of such Person consistent with such proxy or power of attorney shall be deemed to be the actions of said Member.

         6.11. Method of Giving Consent. Any Consent or action of a Member or Members may be effected by a written Consent given by the Consenting Members at or prior to the doing of the act or thing for which the Consent is solicited, or by the affirmative vote by the Consenting Members to the doing of the act or thing for which the Consent is solicited at any meeting called and held pursuant to Section 6.10 to consider the doing of such act or thing. A written Consent of the Members shall be sufficient to approve of the matters and take the actions set forth therein if signed by Members holding sufficient Units and authority to take the action set forth therein in accordance with this Agreement.

         6.12. Submissions to Members. The Board shall give all the Members Notification of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Members. Such Notification shall include any information required by the relevant provision of this Agreement or by law.

         6.13 Related Party Transactions. Without limiting the authority of the Board, except for transactions relating to or arising in connection with the agreements listed on Schedule "B" hereto entered into or to be entered into and all agreements, instruments and documents entered into or to be entered into in connection with or pursuant to said agreements, instruments and documents to which the Company is a party ("Authorized Transactions"), any and all transactions between the Company and a Member or an Affiliate of a Member must be approved by the Board prior to the Company's entering into such transaction. Except for the Authorized Transactions, all transactions and agreements between the Company and AVS or any Affiliate of AVS shall be subject to the exclusive supervision, management, direction and prior approval of the Managers appointed by Kellstrom. Except for the Authorized Transactions, all transactions between the Company and Kellstrom or any Affiliate of Kellstrom shall be subject to the exclusive supervision, management, direction and prior approval of the Managers appointed by AVS. With respect to the Authorized Transactions, they shall be subject to the exclusive supervision, management and direction of the Managers appointed by Kellstrom or AVS as indicated on Schedule "B" hereto.

         6.14 Arbitration of Management Disputes. In the case of any deadlock among the Managers with respect to any aspect relating to the governance of the Company, any one or more of the Managers may submit a written notice to all of the Managers specifying the issues in dispute to initiate the structured resolution of the dispute (a "Negotiation Notice"). Within 10 days after the issuance of the Negotiation Notice, all of the Managers shall meet and discuss the issues in dispute for up to 3 consecutive days. If at the end of said 3 consecutive days a majority of the Board has not reached agreement with respect to the issue, any one or more of the Managers may submit the matter to binding arbitration, and said controversy will be settled exclusively by arbitration under the Commercial Arbitration Rules of the American Arbitration Association, subject to the following: (i) the location of any arbitration must be in Broward County, Florida, (ii) an arbitration panel must contain three arbitrators, the Managers agreeing that the Managers on each side of the dispute shall be entitled to select one arbitrator and the two arbitrators shall select the third arbitrator, (iii) any decision must state the arbitrators' material findings of fact and conclusions of law, if pertinent, and (iv) the decision of the arbitrators shall take into account all factors including the interests of the Company and of its Members. The decision of the arbitrators must be in writing and set forth the reasons therefor, and said decision shall bind the Company to the same extent as a decision of the Board. The Company shall bear all costs relating to said arbitration.

                                   ARTICLE VII

                           REIMBURSEMENT AND INDEMNITY

         7.01. Reimbursement of Managers.

         (a) The Managers shall be entitled to be reimbursed by the Company for out-of pocket expenses incurred in their capacities as Managers in connection with the management of the Company and its business.

         (b) The Managers shall receive compensation for any activities involving the affairs or the management of the Company only as provided for in written agreements with the Company.

         7.02 Indemnification of the Managers and Members by the Company.

         (a) The Company shall indemnify and hold harmless the Members, the Affiliates of the Members, the Managers and the Company's officers and employees (each of the foregoing Persons is referred to as a "Covered Person"), to the fullest extent permitted by law against losses, judgments, liabilities, expenses and amounts incurred or paid, including attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities, by the Covered Person in connection with any claim, action, suit or proceeding (collectively, "Claims") in which such Covered Person becomes involved as a party or otherwise, or with which such Covered Person shall be threatened, in connection with the conduct of the Company's affairs, except to the extent that such Claim arises out of such Person's willful misconduct or gross negligence. Expenses incurred by any Covered Person in connection with the preparation and presentation of a defense or response to any Claims covered hereby shall be paid by the Company. The Company shall pay the amounts described herein to the Covered Person (or to the parties making Claims against the Covered Person in satisfaction of their Claims) within 10 days after written demand therefor is delivered to the Company by the Covered Person.

         (b) Without limiting the foregoing paragraph (a), the indemnities by the Company provided for therein shall apply with respect to all actions taken by the Managers or Members which they believe to be in the best interest of the Company in accordance with the business judgment rule, other than actions which constitute willful misconduct or gross negligence.

         7.03 Approved Expenses, Loans and Credit Support Loans.

         (a) Approved Expenses. A Member may, in its sole discretion and at its option, advance or pay Approved Expenses (defined below) on behalf of the Company (said Member is referred to herein as the "Advancing Member"). Subject to the terms of loan documents to which the Company is a party as to timing of payments, said amounts shall be repaid by the Company to the Member within 20 days after the payment of the Approved Expenses by the Advancing Member. If the Company does not reimburse said Approved Expenses to the Advancing Member within 20 days after the Advancing Member issues to the Company a written request for reimbursement specifying the amount to be reimbursed together with supporting evidence of payment, then each of the other Members shall pay to the Advancing Member as a reimbursement an amount equal to the product of said Approved Expenses multiplied by the Percentage Interest of such other Member. Said payment shall be made to the Advancing Member by such other Members no later than 10 days after the Advancing Member issues to the other Members a written notice specifying the amount of such Approved Expenses, the amounts to be reimbursed, and a copy of the request for reimbursement and supporting evidence previously issued to the Company. Upon the Advancing Member's advancement or payment of Approved Expenses, (i) the Advancing Member shall be deemed to have made a loan to the Company in an amount equal to the difference between the Approved Expenses advanced or paid by the Advancing Member minus the amount, if any, reimbursed to the Advancing Member by the other Members (each, an "Advancing Member Loan"), and (ii) the other Members will be deemed to have made a loan to the Company in an amount equal to the amounts so reimbursed to the Advancing Member (each, a "Reimbursing Member Loan"). Each Advancing Member Loan and Reimbursing Member Loan shall be referred to herein as an "Approved Expense Loan." Each Approved Expense Loan shall bear interest at the rate of 18 percent per annum, compounded monthly, or the maximum rate permitted by law, whichever is less, and, subject to the terms of loan documents to which the Company is a party as to timing of payments, shall be due or payable by the Company to the Members within 20 days after the date on which such Approved Expenses are advanced or paid by the Advancing Member. As used herein, the term "Approved Expenses" means expenses, costs or other amounts to be disbursed by the Company which have been approved by the Board or which otherwise are required to be paid by the Company pursuant to any agreement to which the Company is a party or any applicable law. Nothing in this paragraph shall be interpreted to impose any obligation on any Member to pay any amount on behalf of or to the Company, or to impair the limited liability of a Member in any manner, and no party other than the Members shall be deemed third-party beneficiaries hereof.

         (b) Credit Support Loans. In connection with the Company's acquisition of assets from AVS and related transactions, each of the Members is causing its lenders to issue standby letters of credit for which the Member is an account party and other credit support documents which may require the Members to make certain payments to the holders of the debt obligations relating to said transactions (the "Credit Support Documents"). To the extent that a payment is made pursuant to the Credit Support Documents, the amount so paid shall be treated as a loan to the Company by the Member for whose account the Credit Support Document was issued (a "Credit Support Loan"). The Credit Support Loans shall bear interest at a rate of 18 percent per annum, compounded monthly, or the maximum rate permitted by applicable law, whichever is less, and, subject to the terms of loan documents to which the Company is a party as to timing of payments, shall be due and payable by the Company to the Advancing Member within 20 days after the date on which such Credit Support Loans are made. The Member for whose account the payment is made pursuant to the Credit Support Documents as contemplated above shall be an "Advancing Member" pursuant to paragraph (a) above, and the amount of Credit Support Loans made for the account of the Advancing Member, together with interest charges thereon as set forth above, shall be "Approved Expenses" pursuant to paragraph (a) above. Accordingly, as Approved Expenses, Credit Support Loans made for the account of an Advancing Member are subject to reimbursement by the other Members to the extent and as provided in paragraph
(a) above.

         (c) Priority of Approved Expense Loans and Credit Support Loans. All Approved Expense Loans and Credit Support Loans made or deemed made to the Company pursuant to the foregoing subsections (a) and (b) and all accrued and unpaid interest thereon shall be paid by the Company to the Members prior to the payment by the Company of any distributions or other amounts to the Members and their respective Affiliates (other than under the Consignment Agreement), including amounts due to the Members on account of other debt obligations owed by the Company to the Members and their respective Affiliates (other than under the Consignment Agreement). If more than one Advancing Member has made Approved Expense Loans and/or Credit Support Loans, payments with respect to the Approved Expense Loans and Credit Support Loans shall be made to the Advancing Members in the following order of priority:

             (i) First: To the Advancing Members Pro Rata in accordance with their relative Excess Loan Amounts (defined below), until all Excess Loan Amounts are reduced to zero; and

             (ii) Second: To the Advancing Members Pro Rata in accordance with the relative outstanding balances of their Approved Expense Loans and Credit Support Loans (including accrued and unpaid interest thereon), until said balances are reduced to zero.

With respect to each Advancing Member, said Member's "Excess Loan Amount" means the amount, if any, by which the total amount due to such Advancing Member with respect to Approved Expense Loans and Credit Support Loans (including accrued and unpaid interest thereon) exceeds the product of the sum of all outstanding Advanced Expense Loans and Credit Support Loans due to all of the Advancing Members (including accrued and unpaid interest thereon), multiplied by the Percentage Interest of such Advancing Member.

                                  ARTICLE VIII

                                   RETIREMENT

         8.01. Retirement of Member

         (a) The Retirement of a Member shall not result in the dissolution or liquidation of the Company. In the event of the Retirement of a Member, the Company shall be continued under the Act and this Agreement.

         (b) In the case of the Retirement of a Member, the Units held by said Member, and any transferee of or successor to said Member shall cease to have any Company Rights, and, without limiting the foregoing, shall have no voting rights or rights to appoint any Managers, and in such case all Managers shall be subject to appointment and removal by the other Members. This paragraph shall not apply with respect to Units which are transferred only in compliance with the provisions of Article IX.

                                   ARTICLE IX

                 TRANSFERABILITY OF A COMPANY INTEREST; BUY-SELL

         9.01 Prohibition Against Transfers. Except for (i) Approved Transfers,
(ii) Permitted Transfers, and (iii) as otherwise expressly permitted by this Agreement in connection with a Qualified Offer received after the fifth anniversary of this Agreement, no Transfer of any Units, or any interest in any of such Units may be made by a Member to any Person, whether voluntarily or by operation of law, without the prior written consent of Members holding two-thirds of the Units. Except for Approved Transfers and Permitted Transfers, no Member shall Transfer its Units prior to the fifth anniversary of this Agreement.

         9.02 Certain Agreements by Transferees. No Permitted or Approved Transfer shall be valid or permitted, nor shall any transferee of Units by means of a Permitted or Approved Transfer have any rights hereunder, until the transferee shall have executed and delivered to the Company a counterpart of this Agreement or, if requested by the Company, a separate agreement embodying with respect to such transferee the restrictions contemplated by this Agreement. The failure or refusal of a transferee to execute and deliver to the Company such a counterpart or agreement shall not limit the applicability of this Agreement to the Units transferred. The transferor and transferee of Units hereby indemnify the Company for any loss or damages it may incur as a result of its recognition or nonrecognition of a transfer of Units.

         9.03 Qualified Offer; Right of First Refusal. In the event that after the fifth anniversary of this Agreement any holder of Units receives a Qualified Offer (the "Selling Member") to purchase Units owned by the Selling Member (the "Offered Units") and the

Selling Member desires to accept such Qualified Offer, the Selling Member shall promptly send a notice (an "Offer Notice") to the Company and to the other Members which are not Affiliates of the Selling Member (the "Remaining Members") in the manner required by this Agreement, irrevocably offering to sell all (and not less than all) of the Offered Units to the Company, or if not accepted by the Company, to the Remaining Members, on such terms and conditions as are contained in the Qualified Offer. The notice shall contain a true and complete copy of the Qualified Offer. The Company and the Remaining Members shall then have such rights and privileges, for the prescribed time periods, as are set forth below.

         9.04 Right of the Company. In the event that a Qualified Offer to purchase Units has been received, and an Offer Notice has been sent by the Selling Member to the Company and Remaining Members pursuant to Section 9.03, for a period of 30 days after its receipt of such Offer Notice, the Company shall have the right, at its sole option, to purchase all of the Offered Units on such terms and conditions as are contained in the Qualified Offer. The exercise or non-exercise of the Company's right to purchase all of the Offered Units shall be determined by the affirmative vote of Members holding a majority of Units (excluding the Selling Member).

         9.05 Agreement to Vote. In the event that the Company's exercise of its option to purchase the Offered Units requires an amendment to the Certificate or other governing documents of the Company or a reduction of its capital or a reappraisal of its assets and/or any other Company action, the Members, including the Selling Member, agree that they shall vote or cause a vote to be made (as Members of the Company) in favor of any such Company action as may be necessary or convenient for the taking of such action.

         9.06 Purchase by the Company and Closing. In the event that the Company shall have elected to purchase all of the Offered Units, the Company shall deliver to the Selling Member and the Remaining Members written notice of such election prior to expiration of the 30-day period set forth in Section 9.04, which notice shall advise the Selling Member of such election, and which shall specify a closing date and time, which closing shall occur no later than 60 days (unless more time is required by law) after the expiration of the 30-day period described in Section 9.04. The closing shall be held at the Company's offices or at any other location designated by the purchaser(s).

         9.07 Right of the Remaining Members. If the Company does not exercise its right to purchase the Offered Units within the 30-day period set forth in
Section 9.04, (i) the Company shall immediately send the Selling Member and the Remaining Members written notice that it is not exercising its rights of first refusal hereunder, and (ii) for a period of 30 days beginning on the day after expiration of the 30-day period set forth in Section 9.04, the Remaining Members (pro rata, in proportion to the number of Units in the Company owned by the Remaining Members, or, if the Remaining Members agree otherwise, in such other proportion as they shall agree upon) shall have the right, at their sole option, to purchase all (and not less than all) of the Offered Units on such terms and conditions as are contained in the Qualified Offer. Such option may be exercised by a Remaining Member by providing the

Selling Member and the other Members with a written notice advising of the intent to exercise the option to purchase its pro rata portion of the Offered Units within such 30-day period. If any Remaining Member fails to exercise its option hereunder with regard to its pro rata portion of the Offered Units within such 30 days, the other Remaining Member(s) shall have an additional 30-day period in which to exercise an option to purchase such portion of the Offered Units on the same terms as stated above.

         9.08 Purchase by the Remaining Members and Closing. In the event that the Remaining Members shall have elected to purchase all of the Offered Units, the Remaining Members electing to purchase all of the Offered Units shall deliver to the Selling Member and the other Remaining Members written notice of such election prior to expiration of the last 30-day period set forth in Section 9.07, which notice shall advise the Selling Member of such election, and which shall specify a closing date and time, which closing shall occur no later than 60 days after the expiration of the last 30-day period described in Section
9.07. The closing shall be held at the Company's offices or at any other location designated by the purchaser(s).

         9.09 Tag-Along Rights. If the Company does not elect to purchase all of the Offered Units pursuant to Section 9.04, and the Remaining Members do not elect to purchase all of the Offered Units pursuant to Section 9.07, then the Remaining Members which did not provide the Selling Member with a written notice pursuant to Section 9.07 (and only such Remaining Members) may, by giving written notice to the Selling Member (a "Tag-Along Notice"; the Remaining Members issuing a Tag-Along Notice are referred to herein as "Tag-Along Members") within 30 days after the date of the expiration of the 30-day period under Section 9.07, require the Selling Member, jointly with the Tag-Along Members, to issue to the issuer of the Qualified Offer (i) a rejection of the Qualified Offer, and (ii) an offer (the "Tag-Along Offer") to sell a total number of Units equal to the number of Offered Units, with each of the Selling Member and the Tag-Along Members offering to sell Units equal to the number of the Offered Units multiplied by a fraction, the numerator of which is the total Units held by such Member, and the denominator of which is equal to the total number of Units held by the Selling Member and the Tag-Along Members. The sale terms specified in the Tag-Along Offer shall be the same as the terms proposed in the Qualified Offer, and consideration shall be allocated among the Selling Member and the Tag-Along Members pro rata in accordance with the number of Units they are selling pursuant to the Tag-Along Offer. If the Tag-Along Offer is accepted by the issuer of the Qualified Offer, the Selling Member and the Tag-Along Members shall consummate the sale of the Units pursuant to the terms of the Tag-Along Offer. The Units offered pursuant to a Tag-Along Offer shall not be subject to the rights of first refusal under this Article IX. If a Remaining Member fails to deliver a Tag-Along Notice to the Selling Member within the period prescribed in this section, such Remaining Member will be deemed to have waived any tag-along rights hereunder.

         9.10 Right to Proceed with Sale. In the event that the Company and the Remaining Members shall not elect, within the prescribed periods, to purchase all (and not less than all) of the Offered Units or to exercise tag-along rights with respect to the Offered Units pursuant to this Article IX within the prescribed time periods, the Selling Member shall have the right to accept the Qualified Offer in whole (but not in part) and to sell all of the Offered Units, but (i) only in strict accordance with all of the provisions of the Qualified Offer; and (ii) only if the sale is fully consummated within 120 days after the expiration of the last of the 30-day periods described in Sections 9.07. The Selling Member shall furnish such proof of the completion of the sale and the terms thereof as the Company may reasonably request.

         9.11 Reinstatement of Rights. If, at the end of the 120-day period set forth in Section 9.10, the Selling Member has not sold the Offered Units, all of the restrictions on and procedures relating to Transfers set forth in this Agreement shall again come into effect with respect thereto.

         9.12 Units Subject to this Agreement. Except with respect to Units acquired by the Company, in the event of any Transfer pursuant to this Agreement, at any time and from time to time, the transferee shall take such Units pursuant and subject to all of the provisions, conditions and agreements set forth in this Agreement, and, as a condition precedent to the transfer of such Units to the transferee, the transferee shall agree, for and on behalf of himself, its legal representatives, and its transferees, successors and assigns, in writing, to be bound by all such provisions, conditions and agreements. The foregoing sentence shall also apply to all Units acquired by any Person directly from the Company.

         9.13 Permitted or Approved Transfers. The provisions of Sections 9.03 through 9.11 shall not apply to Permitted Transfers or Approved Transfers.

         9.14 Buy-Sell.

         (a) Offer Notice; Acceptance Period; Acceptance. In the event that a Member shall desire to terminate its relationship with another Member by buying the Units of the other Member, such Member (the "Offeror") shall, pursuant to the conditions set forth in this Section 9.14, deliver to the other Member (the "Offeree") written notice (the "Offer Notice") setting forth the Offeror's intention and offering to purchase all of the Units owned by the Offeree. The Offer Notice shall state therein a price per Unit, and the other terms and conditions under which the Offeror agrees to purchase all the Units of the Offeree. The method of payment in all cases shall be cash payable at the closing referred to below. The Offeree shall then have ninety (90) days (the "Acceptance Period") from the receipt of the Offer Notice to give notice of the Offeree's intention to, (i) accept the offer of the Offeror (the "Notice of Acceptance") upon such terms and conditions as set forth in the Offer Notice, or (ii) reject the Offeror's offer. In the event the Offeree gives such Notice of Acceptance, the Offeree shall sell all of its Units to the Offeror and the Offeror shall purchase such Units from the Offeree for the price, and on the terms and conditions set forth in the Offer Notice at a closing which shall be held within fifteen (15) days after the Offeror's receipt of the Notice of Acceptance.

         (b) Failure to Accept Offer; Rejection of Offer Notice. If the Offeree fails to give the Notice of Acceptance to the Offeror with respect to an Offer Notice within the Acceptance Period with respect to all of the Units owned by the Offeree pursuant to paragraph (a) above, such failure shall be deemed a rejection of the Offeror's offer as of the last day of the Acceptance Period. If the Offeree rejects the Offeror's offer by giving the Offeror written notice of such rejection or by failing to give the appropriate Notice of Acceptance within the Acceptance Period, then the Offeree shall automatically be bound to purchase all of the Units owned by the Offeror for a price per Unit and upon the same terms and conditions as specified in the Offer Notice and the Offeror shall be bound to sell such Units to the Offeree for such price and upon such terms. In such event, the sale of such Units shall be consummated at a closing which shall be held within thirty (30) days after the earlier to occur of: (i) the expiration of the Acceptance Period; and (ii) the date of the Offeror's receipt of the written rejection of the Offeror's offer.

         (c) Rights and Obligations of Purchaser. The party who purchases any Units pursuant to the terms of this Section 9.14 shall be deemed to assume all of the rights and obligations inuring to the Units being acquired. At closing, the buyer and seller shall execute any and all documents necessary to effectuate such transfer.

         (d) Limitation on Other Rights. Transfers pursuant to this Section 9.14 shall not be subject to the other provisions of this Article 9.

         (e) Effective Date. The provisions of this Section 9.14 shall not take effect until all of the following events have occurred: (i) all amounts owed by the Company to independent third parties for the purpose of financing the acquisition of inventory by the Company have been paid and satisfied in full;
(ii) there shall have been an Event of Default under the Consignment Agreement entered into between the Company and Kellstrom, as amended from time to time;
(iii) either Kellstrom or AVS is a debtor in an insolvency or receivership case pursuant to the Title 11 of the United States Code or pursuant to any insolvency or receivership laws of any state or other jurisdiction which case has not been dismissed within ninety (90) days following commencement thereof; and (iv) a deadlock among the Managers.

                                    ARTICLE X

                          DISSOLUTION, LIQUIDATION AND
                           TERMINATION OF THE COMPANY

         10.01. Dissolution.

         (a) The Company shall be dissolved only upon (i) the approval by the Board, and the affirmative vote of the Members holding a majority of the total Units, or (ii) termination required by operation of law.

         (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate of the Company have been canceled and the affairs of the Company wound-up and assets of the Company distributed as provided in Section 10.02.

         10.02. Liquidation.

         (a) Upon dissolution of the Company, the Board or a liquidating trustee, if one is appointed, shall wind up the affairs of the Company and liquidate all or any part of the assets of the Company. The Board or such liquidating trustee shall determine the time, manner and terms of any sale or other disposition of the Company's property for the purpose of obtaining, in its opinion, fair value for such assets.

         (b) Profits and Losses arising from such sales upon liquidation shall be allocated as provided in Article V. In settling accounts after dissolution, the assets of the Company shall be paid out and distributed in the following order:

             (i) First: To creditors, whether by payment or by establishment of reserves, in the order of priority as provided by law; and then

             (ii) Second: To the Members in accordance with Article IV and the priorities set forth in Section 4.01.

         (c) When the Board or liquidating trustee has completed the distribution of assets of the Company in accordance with Section 10.02(b) above, the Members shall execute, acknowledge, and cause to be filed an instrument evidencing the cancellation of the Certificate of the Company.

                                   ARTICLE XI

                                   AMENDMENTS

         11.01. Adoption of Amendments. This Agreement may be amended from time-to-time only with the Consent of Members holding two-thirds of the Units.

         11.02. Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article XI, the Board shall amend the Certificate of the Company to reflect such change if it deems such amendment to be necessary.

                                   ARTICLE XII

                       RECORDS, ACCOUNTING AND TAX MATTERS

         12.01. Records and Accounting.

         (a) Proper and complete records and books of account of the business of the Company, including a list of the names and addresses and the number of Units of all Members, shall be maintained by the Board at the Company's principal place of business, and each Member or its duly authorized representative shall have access to them, upon reasonable notice and for a proper purpose, at all reasonable times during business hours. Any Member, or its duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses and of the Members and number of Units held by the Members and other records or books. Such information shall be used for Company purposes only.

         (b) The books and records of the Company shall be kept on such method of accounting as may be determined by the Board.

         (c) Kellstrom shall, on or prior to the 20th day of the month following the end of each calendar quarter, deliver to AVS quarterly financial statements relating to the business of the Company which shall include a balance sheet and income statement and statement of cash flows for the preceding quarter.

         12.02. Tax Information. Within a reasonable period of time after the end of each calendar year, but no later than February 28th after the end of each calendar year, the Board will cause to be delivered to each Person who was a Member at any time during such calendar year an estimate of each such Member's share of such preceding calendar year's Profits or Losses. No later than July 31st after the end of each calendar year, the Board will cause to be delivered to each Person who was a Member at any time during such calendar year, all information necessary for the preparation of such Member's federal income tax returns, including a statement showing each Member's share of Profits or Losses, and the amount of any distribution made to or for the account of such Member pursuant to this Agreement.

         12.03. Designation of Tax Matters Member.

         (a) Kellstrom shall act as the Tax Matters Member of the Company, as provided in Treasury Regulations pursuant to Section 6231 of the Code (referred to therein as "tax matters partner"). Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval, including statements required to be filed with the tax returns of the Company in order to effect the foregoing election and designation of Kellstrom as Tax Matters Member.

         (b) To the extent and in the manner provided by applicable Code sections and Treasury Regulations thereunder, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member (or assignee) or each indirect member (as defined in Section 6231(a)(10) of the Code) to the IRS. The Tax Matters Member shall have the duties and authority accorded to a tax matters partner in Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder in the event of an administrative or judicial proceeding relating to the adjustment of Company items required to be taken into account by a Member or indirect member for United States federal income tax purposes.

         (c) Notwithstanding any other provision of this Agreement, the Company shall indemnify and reimburse, to the full extent provided by law, the Tax Matters Member for all expenses, including legal and accounting fees (as such fees are incurred), claims, liabilities, losses, and damages incurred in connection with any tax audit or judicial review proceeding with respect to the tax liability of the Members (other than arising from the willful misconduct or gross negligence of the Tax Matters Member), the payment of all such expenses to be made before any cash distributions are made to the Members. No Member shall be obligated to provide funds for such purpose.

         12.04. Elections. The Board may cause the Company to make all elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01. Notification.

         (a) Any Notification to any Member shall be in writing and sent to the address of such Member set forth in Schedule "A" hereto or such other mailing address of which such Member shall advise the Company and the other Members in accordance with this Section 13.01. Any Notification to the Company shall be at the principal office of the Company as determined in Section 1.03, and addressed to the attention of the Board. The Board may change the location of the Company's principal office upon notice thereof to the Members.

         (b) Any Notification shall be deemed to have been duly given if personally delivered, sent by United States mail, internationally recognized courier service (such as DHL or Federal Express) or by fax transmission confirmed by the recipient in writing (including by return fax) and will be deemed given, unless earlier received (i) if sent by certified or registered United States mail, return receipt requested, five calendar days after being deposited in the United States mails, postage prepaid; (ii) if sent by United States Express Mail, two business days after being deposited in the United States mails, postage prepaid; (iii) if sent by fax transmission, the date sent provided written confirmation has been received by the sender, and (iv) if delivered personally or by internationally recognized courier service, on the date of receipt by the intended recipient or its representative, or the date delivery is refused by the intended recipient or its representative.

         13.02. Governing Law; Separability of Provisions. The internal laws of the State of Delaware and, in particular, the provisions of the Act, as the same may be amended from time to time, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

         13.03. Entire Agreement. This Agreement (including the Schedules attached hereto) and other documents delivered pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

         13.04. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except as provided in this Agreement. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.05. Binding Effect; Assignment; No Third Party Beneficiaries. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their permitted successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the parties. There are no third party beneficiaries to this Agreement.

         13.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.07. Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause or Schedule, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement.

         13.08. Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MEMBERS:

                                        Aviation Sales Company


                                        By: /s/ Dale Baker
                                           -------------------------------------
                                            Dale Baker
                                            Chairman and Chief Executive Officer



                                        Kellstrom Industries, Inc.


                                        By: /s/ Zivi R. Nedivi
                                           -------------------------------------
                                           Zivi R. Nedivi
                                           President and Chief Executive Officer

                                  Schedule "A"

               Members, Contributions, Capital Accounts and Units

--------------------------------------- ------------------- ------------------- ----------------------
 Name, Mailing Address and Fax Number    Initial capital     Initial Capital       Number of Units
              of Member                  contribution by     Account balance    Issued to the Member
                                            the Member        of the Member
--------------------------------------- ------------------- ------------------- ----------------------
Kellstrom Industries, Inc.                 $500 in cash            $500               500 Units
1100 International Parkway
Sunrise, FL 33323
Attn:  Zivi R. Nedivi, President
Telecopy: 954/858-2449
--------------------------------------- ------------------- ------------------- ----------------------
Aviation Sales Company                     $500 in cash            $500               500 Units
3601 Flamingo Road
Miramar, FL 33307
Attn:  Dale Baker, Chairman
Telecopy:  954/538-6775
--------------------------------------- ------------------- ------------------- ----------------------

                                  Schedule "B"

                            List of related contracts

-------------------------------------------------------------- ----------------------------------------------
                           Contract                                     Exclusive Supervising Managers
--------------------------------------------------------------- ---------------------------------------------
Inventory  Purchase Agreement of even date herewith among AVS,    Kellstrom Appointed Managers
Aviation Sales  Distribution  Services Company ("ASD") and the
Company ("Inventory Purchase Agreement")
--------------------------------------------------------------- ---------------------------------------------
Consignment Agreement between the Company and Kellstrom to be     AVS Appointed Managers
entered into pursuant to the Inventory Purchase Agreement
--------------------------------------------------------------- ---------------------------------------------
Non-Competition  Agreement  among AVS, ASD,  Kellstrom and the    Kellstrom Appointed Managers
Company  to be entered  into  pursuant  to the Asset  Purchase
Agreement of even date herewith among AVS, ASD and Kellstrom
(the "Asset Purchase Agreement")
--------------------------------------------------------------- ---------------------------------------------
License Agreement among AVS, Kellstrom and the Company to be      Kellstrom Appointed Managers
entered into pursuant to the Asset Purchase Agreement
--------------------------------------------------------------- ---------------------------------------------